                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 26, 1998

                             NAI Technologies, Inc.
             (Exact name of registrant as specified in its charter)

                                     0-3704
                            (Commission File Number)


             New York                                 11-1798773
    (State other jurisdiction                     (I.R.S. Employer
of incorporation or organization)               Identification Number)


       282 New York Avenue
       Huntington, New York                               11743
      (Address of principal                             (Zip Code)
       executive offices)

Registrant's telephone number, including area code (516) 271-5685

          (Former name or former address, if changed since last report)

                               Page 1 of __ Pages
                             Exhibit Index on Page 3

Item 5.   Other Events

          On August 26, 1998, NAI Technologies, Inc. ("NAI"), today announced that it entered into a definitive merger agreement with DRS Technologies, Inc. ("DRS") for NAI to merger with a subsidiary of DRS. Upon completion of the merger, NAI will become a wholly-owned subsidiary of DRS. The Board of Directors for both NAI and DRS have unanimously approved the merger.

          Under the terms of the Merger Agreement, NAI shareholders will receive
0.23 a share of DRS common stock for each outstanding share of NAI common stock held, subject to adjustment if the average daily closing stock price of DRS common stock is less than $12 over a 60-trading day period ending two days prior to the closing date. In such event, NAI shareholders will receive 0.25 shares of DRS common stock for each share of NAI common stock. The Merger is expected to be completed in the fourth quarter of 1998.

          The closing is subject to certain conditions including, regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, an effective registration statement filed with the Securities and Exchange Commission, approval by the respective shareholders of NAI and DRS and certain other conditions. The Merger Agreement provides for the payment of a termination fee by NAI in the amount of $1.5 million in the event that NAI enters into a definitive agreement with a third party to acquire NAI.

          The foregoing description of the proposed transaction is further described in the Press Release of the Company, issued on August 26, 1998, and the Agreement and Plan of Merger, dated as of August 26, 1998, among NAI, DRS and DRS Merger Sub, Inc. Reference is made to such documents which are attached hereto as Exhibit 1 and Exhibit 2, respectively, and each such document is incorporated herein by reference for all of its terms and conditions.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               NAI TECHNOLOGIES, INC.


                               By: /s/ Richard A. Schneider
                                   ---------------------------------------
                                   Name:  Richard A. Schneider
                                   Title: Executive Vice President
                                            and Chief Financial Officer

Date: September 2, 1998

                                  EXHIBIT INDEX


Exhibit No.                         Description
-----------                         -----------
1.             Press Release of the Company, dated August 26, 1998.

2.             Agreement and Plan of Merger, dated as of August 26, 1998, among
               NAI, DRS and DRS Merger Sub, Inc.